Exhibit 9 (iii) under Form N-1A
                                               Exhibit 10 under Item 601/Reg.S-k

                          Amendment No. 1 to Schedule A

                         Shareholder Services Agreement

                                     between

                                    FTI Funds

                                       and

                          Fiduciary International, Inc.




      FTI Funds (the "Trust") consists of the following portfolios and classes:

                                      Name:

                              FTI Global Bond Fund
                          FTI International Equity Fund
                           FTI International Bond Fund
                      FTI Small Capitalization Equity Fund
                                  FTI Bond Fund
                             FTI Municipal Bond Fund
                      FTI Large Capitalization Growth Fund
                 FTI Large Capitalization Growth and Income Fund



As revised:  August 5, 1998